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                                                                      Exhibit 21
                         UNITED  WATER  RESOURCES  INC.
                     LIST OF SUBSIDIARIES OF THE REGISTRANT


Names of Companies and their Subsidiaries          States of Incorporation
-----------------------------------------          -----------------------

United Water New Jersey Inc.                               New Jersey
United Water New York Inc.                                 New York

United Waterworks Inc.                                     Delaware
   United Water Idaho Inc.                                 Idaho
   United Water Florida Inc.                               Florida
   United Water Pennsylvania Inc.                          Pennsylvania
   United Water New Rochelle Inc.                          New York
   United Water Delaware Inc.                              Delaware
   United Water Toms River Inc.                            New Jersey
   14 other subsidiaries in the water services business    7 states

United Water Mid-Atlantic Inc.                             New Jersey
   Owns 9 subsidiaries in the water services business      New Jersey

United Properties Group Incorporated                       New York
   Owns 9 subsidiaries in the real estate business         3 states

United Water UK Limited                                    N/A

Laboratory Resources, Inc.                                 New Jersey

Fifteen (15) other subsidiaries in businesses related      4 states
    to the water industry or providing services to affiliates